As filed with the Securities and Exchange Commission on February 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0602661
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

675 West Kendall Street, Henri A. Termeer Square Cambridge, Massachusetts 02142	02142
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2018 Stock Incentive Plan

(Full Title of the Plans)

Yvonne Greenstreet, MBChB

Chief Executive Officer

Alnylam Pharmaceuticals, Inc.

675 West Kendall Street,

Henri A. Termeer Square

Cambridge, Massachusetts 02142

(Name and Address of Agent For Service)

(617) 551-8200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 31, 2022, the board of directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Registrant”) approved an amendment and restatement of the Registrant’s 2018 Stock Incentive Plan, as amended (the “2018 Plan”, and as amended and restated, the “Amended Plan”), pursuant to which the number of shares of common stock, par value $0.01 per share (“Common Stock”) reserved and available for issuance under the 2018 Plan increased by 6,000,000 shares subject to stockholder approval, which was received on May 18, 2022. This Registration Statement on Form S-8 registers these 6,000,000 additional shares of Common Stock. The additional shares available for issuance under the Amended Plan are of the same class as other securities relating to the 2018 Plan for which the Registrant’s registration statements filed on Form S-8 (Registration No.  333-226533) on August 2, 2018, on Form S-8 (Registration No. 333-236409) on February 13, 2020, and on Form S-8 (Registration No. 333-252994) on February 11, 2021, are effective.

The information contained in the Registrant’s prior registration statements on Form S-8 referenced above is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

5.1*	Opinion of Goodwin Procter LLP, counsel to the Registrant.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	Amended and Restated 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 28, 2022 (File No. 001-36407) for the quarterly period ended June 30, 2022).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 23rd day of February, 2023.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Yvonne L. Greenstreet, MBChB
Yvonne L. Greenstreet, MBChB
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alnylam Pharmaceuticals, Inc., hereby severally constitute and appoint Yvonne L. Greenstreet MBChB and Jeffrey V. Poulton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Alnylam Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yvonne L. Greenstreet, MBChB Yvonne L. Greenstreet, MBChB	Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2023

/s/ Jeffrey V. Poulton Jeffrey V. Poulton	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 23, 2023

/s/ Dennis A. Ausiello, M.D. Dennis A. Ausiello, M.D.	Director	February 23, 2023

/s/ Carolyn R. Bertozzi, Ph.D. Carolyn R. Bertozzi, Ph.D.	Director	February 23, 2023

/s/ Michael W. Bonney Michael W. Bonney	Director	February 23, 2023

/s/ Olivier Brandicourt, M.D. Olivier Brandicourt, M.D.	Director	February 23, 2023

/s/ Marsha H. Fanucci Marsha H. Fanucci	Director	February 23, 2023

/s/ Margaret A. Hamburg, M.D. Margaret A. Hamburg, M.D.	Director	February 23, 2023

/s/ David E.I. Pyott David E.I. Pyott	Director	February 23, 2023

/s/ Colleen F. Reitan Colleen F. Reitan	Director	February 23, 2023

/s/ Amy W. Schulman Amy W. Schulman	Director	February 23, 2023

/s/ Phillip A. Sharp, Ph.D. Phillip A. Sharp, Ph.D.	Director	February 23, 2023

/s/ Elliott Sigal, M.D., Ph.D. Elliott Sigal, M.D., Ph.D.	Director	February 23, 2023